                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant   x
                         ---
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          TANGRAM ENTERPRISE SOLUTIONS, INC.
                   (Name of Registrant as Specified In Its Charter)

                          TANGRAM ENTERPRISE SOLUTIONS, INC.
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

x   $125 per Exchange Act Rules 0-11(a)(1)(ii), 14a-6(i)(l)(4) or 14a-6(j)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14(a)-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
    (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:


Notes:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 30, 1996



DEAR SHAREHOLDER:

    The 1996 Annual Meeting of Shareholders of Tangram Enterprise Solutions, Inc. (the "Company") will be held at 11:00 a.m. on May 30, 1996, at 5511 Capital Center Drive, Suite 400, Raleigh, NC 27606, for the following purposes:

    (1)  to elect seven directors; and

    (2) to transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

    Shareholders of record at the close of business on April 16, 1996, will be entitled to receive notice of, and to vote at, the meeting and any adjournment or adjournments thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed Proxy and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                  By order of the Board of Directors,


                                  James A. Ounsworth
                                  Secretary



5511 Capital Center Drive
Suite 400
Raleigh, NC 27606
May 2, 1996

                          TANGRAM ENTERPRISE SOLUTIONS, INC.
                              5511 Capital Center Drive
                                      Suite 400
                                  Raleigh, NC 27606

                                   PROXY STATEMENT


    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Tangram Enterprise Solutions, Inc. (the "Company") for use at the Annual Meeting of the Company's shareholders to be held at 11:00 a.m. on May 30, 1996, at 5511 Capital Center Drive, Suite 400, Raleigh, NC (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to shareholders on or about May 2, 1996.

VOTING SECURITIES

    Only holders of record of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on April 16, 1996 (the "Shares"), are entitled to receive notice of, and to vote at, the Annual Meeting. On April 16, 1996, there were 14,640,967 Shares issued and outstanding. Each shareholder has one vote per Share on all business of the Annual Meeting.

    The seven nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted will be elected as directors. Votes withheld from any director, broker non-votes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Only those votes which are cast as affirmative or negative will be treated as voting on any matter presented at the Annual Meeting.

REVOCABILITY OF PROXY

    Proxies are revocable at any time before they are voted by delivering written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting, by filing a duly executed Proxy bearing a later date, or by voting in person at the Annual Meeting. Unless so revoked, the Shares represented by Proxies will be voted at the Annual Meeting.

PERSONS MAKING THE SOLICITATION

    The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Board of Directors, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Board of Directors in person, by mail or by telephone.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Shareholders intending to present proposals at the next Annual Meeting of Shareholders to be held in 1997 must notify the Company of the proposal no later than January 3, 1997.

           SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth, as of April 16, 1996, the beneficial ownership of the Company's Shares by (i) shareholders known by the Company to beneficially own more than 5% of the Company's outstanding Shares, (ii) each of the Company's directors, (iii) each named executive officer and (iv) all officers and directors of the Company as a group.

                                          NUMBER OF            PERCENT OF
                                       SHARES OWNED(1)    OUTSTANDING SHARES
                                       ---------------    ------------------

Safeguard Scientifics, Inc.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA  19087(2)..................    10,448,738           71.4%
W. Christopher Jesse
  5511 Capital Center Drive, Suite 400
  Raleigh, NC 27606(3).................     1,358,347            8.6%
Steven F. Kuekes
  5511 Capital Center Drive, Suite 400
  Raleigh, NC 27606(3).................     1,504,425           10.2%
John F. Owens(3).......................         8,000             *
Charles A. Root(3).....................       120,000             *
Carl G. Sempier(3)....................          8,000             *
Harry Wallaesa ........................             0             *
Carl Wilson ..........................            100             *
Nancy M. Dunn(3)......................        258,822            1.7%
All executive officers and directors
  as a group (8 persons)(4)...........      3,257,694           20.0%
_______

*  Less than one percent

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the Shares (except for Shares held jointly with spouse).

(2) These Shares are held of record by Safeguard Scientifics (Delaware), Inc.,
    a wholly owned subsidiary of Safeguard.   All of the Shares beneficially
    owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit.

(3) Includes for Messrs. Jesse, Kuekes, Owens, Root, and Sempier and Ms. Dunn, 1,144,178 Shares, 180,000 Shares, 8,000 Shares, 120,000 Shares, 8,000
    Shares and 153,166 Shares, respectively, that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by June 15, 1996.

(4) Includes 1,613,344 Shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by June 15, 1996.

    At April 16, 1996, Mr. Root beneficially owned approximately 1.3% of the outstanding common stock of Safeguard. Other than Mr. Root, all officers and directors of the Company as a group beneficially owned less than 1% of Safeguard's outstanding common stock at such date.

                              I.  ELECTION OF DIRECTORS

    It is intended that the persons named as proxies for the Annual Meeting will vote in favor of the following nominees as directors of the Company to hold office until the Annual Meeting of Shareholders in 1997 and until their successors are elected and have qualified. All of the nominees, with the exception of Harry Wallaesa, are presently serving as directors of the Company. Proxies may not be voted for more than seven directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holders of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE SEVEN NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.




                        PRINCIPAL OCCUPATION AND BUSINESS                   HAS BEEN A
         NAME           EXPERIENCE DURING LAST FIVE YEARS                 DIRECTOR SINCE     AGE
- ---------------------   ---------------------------------------------     --------------     ---
W. Christopher Jesse    President and Chief Executive Officer of
                        the Company(3)...............................          1993           45
Steven F. Kuekes        Vice President of Technology of the
                        Company(4)...................................          1993           37
John F. Owens           President, Solo Systems, Inc., a
                        management consulting firm(1)(2)(5)..........          1992           55
Charles A. Root         Executive Vice President, Safeguard
                        Scientifics, Inc., a strategic information
                        systems company(2)(6)........................          1991           63
Carl G. Sempier         Business Consultant(1)(2)(7).................          1992           64
Harry Wallaesa          Managing Director, Value Sourcing
                        Group, Inc., management consultants
                        in information technology(8)  ...............                         45
Carl Wilson             Vice President-Information Resources,
                        Georgia-Pacific Corporation, a diversified
                        forest products company(9)...................          1995           49
_________


(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Prior to becoming President, Chief Executive Officer and a director of the Company in connection with the merger of Tangram Systems Corporation with and into the Company, Mr. Jesse served as President of Tangram Systems Corporation since March 1990. Prior to that time, Mr. Jesse was employed by Prime Computer, Inc. as the Vice President of Federal Operations and had served with Prime Computer, Inc. since 1978 in various other managerial positions.

(4) Prior to becoming Vice President of Technology and a director of the Company in connection with the merger of Tangram Systems Corporation with and into the Company, Mr. Kuekes served as Vice President of Technology of Tangram Systems Corporation, a company that he co-founded in 1984.

(5) From 1980 to 1991, Mr. Owens served as Director of EDP Services for Shearson Lehman Bros., an investment banking and brokerage firm.

(6) Mr. Root served as Vice Chairman and Chief Executive Officer of the Company from June 1991 until August 1991, as President and Chief Executive Officer of the Company from August 1991 to September 1993, and is currently serving as Chairman of the Board. Mr. Root is Chairman of the Board of Coherent Communications Systems Corporation and CompuCom Systems, Inc. and a director of USDATA Corporation.

(7) Prior to his retirement in 1989, Mr. Sempier served as President and Chief Executive Officer of Mannington Resilient Flooring Company.

(8) From 1985 to October 1995, Mr. Wallaesa served as Corporate Vice President, Management Information Systems, of Campbell Soup Co.

(9) From 1991 to 1992, Mr. Wilson served as Senior Vice President, Management Information Services, Grand Metropolitan Plc.-Food Sector and International Retailing and as Senior Vice President, Grand Metropolitan Plc.-Food Sector from 1990 to 1991. Grand Metropolitan Plc. is a worldwide food international retailing and drinks firm.

DIRECTORS' COMPENSATION

    Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. During 1995, directors were reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business. Commencing January 1996, each director who is not an employee of the Company or Safeguard also will receive $1,000 for each Board meeting attended.

    Directors who are not employed by the Company or the Company's affiliates participate in the Stock Option Plan for Directors ("Directors' Plan").
Pursuant to the Directors' Plan, each Eligible Director receives an option to purchase 10,000 shares of the Company's Common Stock upon his election ("Initial Grant"). Thereafter, each Eligible Director will receive a grant to purchase 2,000 shares of Common Stock on the second anniversary of his election as a director and at the end of every two years' service thereafter ("Service Grants"). The maximum number of shares of Common Stock subject to options granted to an Eligible Director under the Directors' Plan cannot exceed 20,000 shares. The exercise price of each option is equal to the fair market value of the shares on the date of grant, which for purposes of the Directors' Plan is defined as the inside asked price of a share of Common Stock as of the date of grant as quoted by the market makers of the Company's Common Stock. Each option has a term of ten years. Initial Grants vest in 25% installments on each of the first through fourth anniversaries of the date of grant and Service Grants vest in 50% installments on each of the first and second anniversaries of the date of grant. In 1995, Mr. Wilson received an option to purchase 10,000 shares of Common Stock at an exercise price of $1.75 per share on his election to the Company's Board.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors held four meetings during 1995. The Company's Board of Directors has appointed standing Compensation and Audit Committees. It has not appointed a standing Nominating Committee. The Compensation Committee reviews and approves management's recommendations for compensation paid to the executive officers of the

Company and administers the Company's stock option plans. The Compensation Committee acted by unanimous consent during 1995. The Audit Committee meets with the Company's independent auditors to review and approve the scope and results of their professional services. It also reviews the procedures for evaluating the adequacy of the Company's accounting controls, considers the range of audit fees and makes recommendations to the Board regarding the engagement of the Company's independent auditors. The Audit Committee met twice during 1995. All of the directors attended at least 75% of the Board meetings; however, Mr. Sempier attended only 67% of the Board and Committee meetings of which he was a member.

                      REPORT OF THE BOARD COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors reviews and approves compensation levels recommended by management, including incentive compensation, for the executives of the Company and administers the Company's stock option plans. Messrs. Owens and Sempier currently constitute the Compensation Committee.

EXECUTIVE COMPENSATION POLICIES

    The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

    Base compensation levels and benefits are initially established to be competitive with comparable companies, which primarily are small high-tech, high growth companies with less than $30 million in revenues. For the purpose of establishing these levels, the Company reviews various published salary surveys. Annual increases are determined subjectively based on the achievement of financial and strategic objectives and individual performance. Annual cash bonuses are intended to motivate executives to achieve and exceed annual corporate performance targets. Bonuses are generally awarded based on pre-tax operating results. At the beginning of each year the Compensation Committee approves a target range of executive bonuses as a percentage of base salary and a target range of annual pre-tax operating results. Target ranges of bonuses are based on the Company's progress in achieving its financial and strategic objectives as described in the Company's annual plan and the executive's ability to affect the Company's performance.

    Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain in the Company's employ. Generally, grants are not made in every year, but are awarded subjectively based on a number of factors, including the achievement of the Company's financial and strategic objectives as defined in the Company's annual plan, the individual's contribution to those achievements and the amount and remaining term of options already held by an individual. Financial and strategic objectives may include reaching target levels of operating results, developing strategic alliances, identifying and exploiting markets, developing new products and expanding existing market share and penetration.

COMPANY POLICY ON QUALIFYING COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in section 162(m). The annual levels of executive compensation are not likely to exceed one million dollars for the foreseeable future. In order for incentive compensation to qualify as "performance-based" compensation under section 162(m), the Committee's discretion to grant awards must be strictly limited. The Company's 1988 Stock Option Plan qualifies as a "performance-based" compensation plan under currently effective rules. The Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's remaining incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Committee does not currently intend to seek to qualify any of its other incentive compensation plans under section 162(m).

CEO COMPENSATION

    Mr. Jesse's base salary for 1995 remained at the same level as his 1994 salary. In connection with the merger of Tangram Systems Corporation with and into the Company in September 1993, the Company entered into certain agreements with its executive officers regarding various compensation matters. As part of that arrangement, the Company guaranteed the payment to Mr. Jesse of a bonus in 1995 equal to 50% of his base salary for 1995, payable in quarterly installments. In addition, the Company agreed to pay Mr. Jesse an additional bonus of up to 50% of his base salary based upon the achievement by the Company of a target range of annual pre-tax operating results. Mr. Jesse was awarded a bonus for 1995 equal to his guaranteed bonus.

OTHER EXECUTIVE COMPENSATION

    As noted above under discussion of the CEO's compensation, as part of the arrangement entered into with the Company's executive officers, the Company guaranteed the payment to Mr. Kuekes of a bonus in 1995 equal to $90,000 and to Ms. Dunn of a bonus in 1995 equal to 50% of her base salary for 1995, payable in quarterly installments. The Company also agreed to pay Mr. Kuekes and Ms. Dunn an additional bonus of up to 50% of their respective base salaries based upon the achievement by the Company of the performance objectives noted above. Mr. Kuekes and Ms. Dunn were each awarded a bonus for 1995 equal to their guaranteed bonus.

By the Compensation Committee:

John F. Owens           Carl G. Sempier

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information concerning compensation paid to the Chief Executive Officer and all other executive officers of the Company.



                        SUMMARY COMPENSATION TABLE
                                                                                     Long-Term
                                                                                    Compensation
                                                                                    ------------
                                       Annual Compensation                            Awards
                             -------------------------------------------------------------------
                                                                                     Securities
                                                                     Other Annual    Underlying     All Other
Name and Principal                                                   Compensation   Options/SARA   Compensation
    Position                 YEAR      SALARY ($)     BONUS ($)(1)      ($)(2)           (#)           ($)(3)
- -----------------------------------------------------------------------------------------------------------------
W. Christopher Jesse,        1995      $  185,004     $    92,500          --                 0    $   26,810
President and Chief
Executive Officer            1994      $  185,004     $    92,500    $    73,576         575,000          --

                             1993      $   46,250     $    23,125          --              --             --

- ------------------------------------------------------------------------------------------------------------------
Steven F. Kuekes,            1995      $  125,004     $    90,000          --                 0    $    12,044
Vice President of
Technology(4)                1994      $  125,004          90,000    $    30,779         360,000          --

                             1993           --               --            --              --             --
- -------------------------------------------------------------------------------------------------------------------
Nancy M. Dunn, Chief         1995      $   82,008     $    41,000          --                 0    $    12,430
Financial Officer, Vice
President of Finance         1994          82,008          41,000          --              90,000         --
and Assistant
Secretary(4)                 1993           --               --            --              --             --
- -------------------------------------------------------------------------------------------------------------------


(1) Amounts shown do not include amounts expended by Tangram pursuant to plans (including group disability, life, and health insurance) that do not discriminate in scope, terms or operation in favor of executive officers and that are generally available to all salaried employees.

(2) Perquisites and other personal benefits for fiscal year 1995 did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(3) The stated amounts for fiscal 1995 include the following amounts: term life insurance premium payments of $336, $156 and $696 for Mr. Jesse, Mr. Kuekes and Ms. Dunn, respectively, and imputed interest of $26,474, $11,888, and $11,734 for Mr. Jesse, Mr. Kuekes and Ms. Dunn, respectively, in connection with interest-free, non-recourse loans made to each of the
    named executive officers in August 1994 and January 1995.   The aggregate
    principal amount of the loans made to each of Mr. Jesse, Mr. Kuekes and Ms. Dunn was $370,000, $250,000 and $164,000, respectively. The principal of each loan is repayable on the earlier of the fifth anniversary of the loan or such individual's termination of employment.

(4) Mr. Kuekes and Ms. Dunn were not employed by the Company until September 30, 1993, and their salary and bonus from the Company for 1993 did not
    exceed $100,000.   Therefore, their 1993 salary and bonus have been
    excluded from this table.

STOCK OPTIONS

    No options were granted to the Company's Chief Executive Officer or any other named executive officer during the last fiscal year. The following table sets forth information with respect to options exercised during fiscal year 1995 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                Number of                          Value of
                                                           Securities Underlying                 Unexercised
                                Shares                          Unexercised                      in-the-Money
                               Acquired                         Options/SARs                     Options/SARs
                                  on                          at Fiscal Year-end (#)        at Fiscal Year-End ($)(1)
                                Exercise       Value
Name                                   (#)   Realized ($)   Exercisable    Unexercisable    Exercisable  Unexercisable
- ------------------------------------------------------------------------------------------------------------------------
W. Christopher Jesse                   0         --         1,144,178          287,500      $  890,945        --
- ------------------------------------------------------------------------------------------------------------------------
Steven F. Kuekes                       0         --           180,000          180,000          --            --
- ------------------------------------------------------------------------------------------------------------------------
Nancy M. Dunn                     19,989    $    40,838       130,666           45,000       $  85,052        --
- ------------------------------------------------------------------------------------------------------------------------


(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value at December 29, 1995, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On
    December 29, 1995, the per share fair market value utilized in calculating the values in this table was $1.25.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    In connection with the merger of Tangram Systems Corporation with and into the Company, the Company entered into severance and non-competition agreements with Messrs. Jesse and Kuekes and Ms. Dunn which provide for continued health and dental benefits for up to a one-year period and severance payments equal to one year of their respective base salaries upon termination of employment with the Company for any reason other than termination for cause or voluntary termination. The Company also may, in its discretion, provide for such benefits and severance payments upon termination of employment for cause or voluntary termination. Pursuant to these agreements, each of Messrs. Jesse and Kuekes and Ms. Dunn have agreed to refrain from competing with the Company for one year after the termination of his or her respective employment, and the Company's severance payments and benefits are conditioned upon adherence to such non-competition provisions.

                               STOCK PERFORMANCE GRAPH

    The following chart compares the cumulative total shareholder return on the Company's Common Stock for the period December 31, 1990, through December 31, 1995, with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of the companies in SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on December 31, 1990, in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

                       COMPARISON OF CUMMULATIVE TOTAL RETURNS


- -----------------------------------------------------------------------
              1990      1991      1992      1993      1994      1995
- -----------------------------------------------------------------------
Tangram       100        88       100       140        85        74
Nasdaq        100       160       187       214       209       296
Peer Group    100       178       192       203       248       372


                                 CERTAIN TRANSACTIONS

    The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services. During 1995, the Company paid a fee of $187,000, which was equal to 1 1/2% of certain sales. The agreement also provides for the reimbursement of certain out-of-pocket expenses incurred by Safeguard in performing services under the agreement. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, human resources management, certain legal services, insurance programs administration, and tax research and planning. The Agreement is subject to termination by the Company or Safeguard upon notice on the last day of any quarter.
                                           9

    Under a development agreement between the Company and Safeguard, Safeguard contracted with the Company for development of an enterprise gateway product and in a separate agreement granted marketing rights for the technology to the Company. In 1995, the Company paid $200,000 in royalties to Safeguard for products sold with this technology included.

    The Company has provided two interest-free, non-recourse loans to each of its executive officers, which loans are secured by a pledge of Shares and options to purchase Shares of the Company held by each such officer. The aggregate principal amount of the loans made in August 1994 and January 1995 to Messrs. Jesse and Kuekes and Ms. Dunn were $370,000, $250,000 and $164,000, respectively. The principal of each loan is repayable on the earlier of the fifth anniversary of the loan or such individual's termination of employment.


                                 INDEPENDENT AUDITORS

    On August 22, 1995, the Company retained Ernst & Young LLP as its independent public accountants, replacing KPMG Peat Marwick LLP, the former independent public accountants. During the fiscal years ended December 31, 1994 and 1993, and the subsequent interim periods through August 22, 1995, there were no disagreements with the former accountants on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the former accountant would have caused him to make reference in connection with his report to the subject matter of the disagreements. The former accountant's reports on the financial statements of the Company for the fiscal years ended December 31, 1994 and 1993, and for all years that they audited, were unqualified. The decision to change accountants was reviewed with the Audit Committee and the entire Board of Directors, and the Board and the Audit Committee concurred with the decision. The Company intends to retain Ernst & Young LLP for the current year ending December 31, 1996. A representative of Ernest & Young LLP is expected to be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.


     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period January 1, 1995, through December 31, 1995, its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements.

                                    OTHER BUSINESS

    The Company is not aware of any other business to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

    The Company's Annual Report for 1995, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the shareholders but is not to be regarded as proxy solicitation material.


Dated:  May 2, 1996

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example    /X/



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.   ELECTION OF DIRECTORS         FOR       WITHHELD
     Nominees:                               FOR ALL
     W. Christopher Jesse
     Steven F. Kuekes              / /       / /
     John F. Owens
     Charles A. Root
     Carl G. Sempier
     Harry Wallaesa
     Carl Wilson

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE
VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S
NAME IN THE ABOVE LIST.







Signature(s)                                                Date:
            ------------------------------------------------     --------------
            THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.

                           -  FOLD AND DETACH HERE  -


                 Your Proxy vote is important, regardless of the
                            number of shares you own.

                Whether or not you plan to attend the meeting in
                person, please complete, date and sign the above
                  Proxy Card and return it without delay in the
                               enclosed envelope.

PROXY

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint W. Christopher Jesse, Stephen F. Kuekes and Nancy M. Dunn, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1996 Annual Meeting of Shareholders of Tangram Enterprise Solutions, Inc. to be held on May 30, 1996, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, AND AS THE PROXIES MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

          PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
                AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                           -  FOLD AND DETACH HERE  -